UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2011

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note

This Amendment No. 1 to the Company’s Current Report on Form 8-K filed on May 26, 2011 (the “Original Report”) is being filed for the sole purpose of amending the disclosure provided under Item 5.07 of the Original Report to include a paragraph disclosing the Company’s decision regarding how frequently the Company will include an advisory shareholder vote on executive compensation in its proxy materials.  Other than the addition of this paragraph, this Amendment No. 1 does not modify the disclosure contained in Item 5.07 of the Original Report.

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”) was held on May 13, 2011.  At the Annual Meeting, the election of three directors was approved as follows:

Director	For	Against	Withheld	Non-Vote

Robert G. Bohn	55,043,889	2,053,582	81,694	4,968,372

Terry D. Growcock	55,917,297	1,180,406	81,461	4,968,372

Gregg A. Ostrander	55,525,834	1,565,439	87,892	4,968,372

At the Annual Meeting, the Company’s shareholders approved the compensation of the Company’s named executives.  The final results of this advisory vote were as follows:

For	Against	Abstain	Non-Votes
51,676,159	4,521,324	981,682	4,968,372

At the Annual Meeting, the Company’s shareholders voted to annually hold an advisory vote on executive compensation.  The final results of this advisory vote were as follows:

1 Year	2 Years	3 Years	Abstain	Non-Votes
43,128,938	585,495	12,586,011	878,720	4,968,372

Finally, at the Annual Meeting, the Company’s shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year as follows:

For	Against	Abstain
60,694,797	1,319,572	133,168

Consistent with the recommendation by the Company’s shareholders at the Annual Meeting, the Company will include an advisory shareholder vote on compensation in its proxy materials every year until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s annual meeting of shareholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 29, 2011	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President and Chief Financial Officer